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                                   EXHIBIT 4.2

                      [MSC.SOFTWARE CORPORATION LETTERHEAD]




                                                       Date: October 18, 1999

To Whom It May Concern:

      MSC.Software Corporation (formerly The MacNeal-Schwendler
Corporation), in its capacity as Warrant Agent, hereby resigns as Warrant Agent under that certain Warrant Agreement dated as of June 18, 1999 relating to the issuance of the common stock purchase warrants by MSC.Software Corporation, and appoints Chasemellon Shareholder Services, L.L.C. as the successor Warrant Agent under the Warrant Agreement.

                                       MSC.SOFTWARE CORPORATION,
                                       as Warrant Agent

                                       /s/ Louis A. Greco
                                       -------------------------------------
                                       Louis A. Greco
                                       Chief Financial Officer and Secretary


                                       MSC.SOFTWARE CORPORATION

                                       /s/ Louis A. Greco
                                       -------------------------------------
                                       Louis A. Greco
                                       Chief Financial Officer and Secretary


We hereby consent to our appointment as Warrant Agent, under the Warrant Agreement dated as of June 18, 1999, relating to the issuance of the common stock purchase warrants by MSC.Software Corporation, a copy of which is attached hereto as Exhibit A.


CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


By: /s/ Mary Ann McElroy
    --------------------------------------

Name:   Mary Ann McElroy
Its:    Relationship Manager

DATED:  October 18, 1999